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                                                                   EXHIBIT 10.20


                  AGREEMENT BETWEEN ENDO PHARMACEUTICALS INC.



                                      AND



                          KUNITZ AND ASSOCIATES, INC.



                                     DATED



                                 June 1, 1999






The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

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This agreement ("Agreement") dated as of June 1, 1999 by and between Kunitz and
Associates, Inc., a Maryland corporation with its principal offices at 6001 Montrose Road, Suite 920, Rockville, Maryland 20852-4801 ("KAI") and Endo Pharmaceuticals Inc., a Delaware corporation, with its principal offices at 223 Wilmington West Chester Pike, Chadds Ford, PA 19317 ("ENDO")

                             W I T N E S S E T H:

WHEREAS, KAI has certain expertise in providing pharmacovigilance, medical communications, and other pharmaceutical regulatory services to the pharmaceutical industry; and

WHEREAS, ENDO is an integrated pharmaceutical company which requires pharmacovigilance, medical communications, and pharmaceutical regulatory services for its pharmaceutical products; and

WHEREAS, KAI and ENDO desire to enter into an agreement for the provision of such services for all ENDO products for the United States, its commonwealths, possessions, and territories, and the District of Columbia;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, KAI and ENDO agree as follows:

1.   DEFINITIONS
     -----------

1.1 "Adverse Drug Experience" means all reported data, from all countries, concerning any serious or unexpected adverse event associated with the use of a drug in humans, whether or not considered drug-related, with regard to any Product and which is of such a nature and magnitude that it is required under the laws and regulations of the FDA to be collected, maintained, and reported to the FDA.

1.2 "Adverse Drug Experience Database" means all data and derivative materials (in whatever format) concerning any Adverse Drug Experience which is stored and maintained in an electronic format in KAI's computer system.

1.3 "Affiliate" means any corporation, association or other entity, which directly or indirectly controls, is controlled by or is under common control with the party in question. As used herein the term "control" means control with possession of the power to direct, or cause the direction of, the management and policies of a corporation, association, or other entity.

1.4 "Best Efforts" means those efforts which would be made by a reasonably prudent business person acting in good faith, in the exercise of reasonable commercial judgment and in a manner consistent with those efforts a party in the pharmaceutical industry

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     devotes to providing pharmacovigilance, medical communications, and other regulatory services for its own pharmaceutical products.

1.5 "ENDO Operating Procedure" means all operating procedures and work instructions prepared by KAI, at the direction of and with input from ENDO, which are to be used by the Project Manager, Product Information Specialist, Staff Physician, and all other KAI personnel responsible for providing the Services to ENDO in the Territory. ENDO Operating Procedures shall not include KAI's proprietary standard operating procedures.

1.6  "FDA" means the Food and Drug Administration of the United States.

1.7 "Fee" means the compensation to be paid, on an annual basis, by ENDO to KAI, for Years 1 through 3 of the Initial Term, and if ENDO exercises its Option, for Years 4 and 5 of the Option Term, for the Services to be provided by KAI under this Agreement as set forth in Schedule A, attached hereto and made a part hereof, as the same may be amended from time to time by mutual consent of the parties. Such Fee shall be paid to KAI in accordance with the payment terms set forth in Article 6.2.

1.8 "Operating Committee" means the committee which will oversee and manage the day-to-day operations of KAI personnel, including, but not limited to, the Product Information Specialist, the Project Manager, and the Staff Physician, dedicated to providing the Services by KAI to ENDO in the Territory. The Committee shall be comprised of ENDO's Director of Medical Affairs, KAI's President, KAI's Vice President, and Project Manager, as well as other appropriate representatives from KAI and ENDO as mutually determined by the parties.

1.9 "Operating Phase" means the period from August 1, 1999 to July 31, 2002 for the Initial Term. If ENDO exercises its Option for Years 4 and 5 of the Option Term, the Operating Phase means the period August 1, 2002 to July 31, 2003 and August 1, 2003 to July 31, 2004, respectively.

1.10 "Option" means, upon expiration of the Initial Term of this Agreement, ENDO, at its discretion, may extend the Agreement for a fourth year and if desired by ENDO, a fifth year for the Fees set forth in Schedule A for Years 4 and 5, respectively. If ENDO exercises the Option, all other terms of this Agreement shall remain the same for Year 4 and if the Option for Year 5 is exercised, Year 5 of the Option Term, unless the parties mutually agree otherwise.

1.11 "Option Term" means Years 4 and 5, individually and collectively, where applicable.

1.12 "Product" means all ENDO pharmaceutical products and all product extensions (including single and combination products), all product improvements, including, but not limited to, all dosage forms (including placebos), strengths, and package sizes of such Products, sold, at any time, by ENDO. Such Products are listed in Schedule B. ENDO may delete or add a Product to Schedule B and KAI shall provide Services for such Products at no additional cost or reduction in cost unless the Product additions or

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     deletions materially change the scope of Services to be provided by KAI to
     ENDO under this Agreement.

1.13 "Product Literature" means the medical, informative, and other written information concerning the Products provided to KAI by ENDO, at ENDO's expense.

1.14 "Product Information Database" means all data, including, without limitation, historical data and all derivative materials (in whatever format) regarding Product responses, including the Product response, and all information regarding inquiries from professional representatives, healthcare professionals, and consumers which is stored and maintained in an electronic format in KAI's computer database.

1.15 "Product Information Specialist" means an individual employed by KAI who is responsible for triaging and/or handling all inquiries regarding Adverse Drug Experiences and/or Products and providing Product responses, prepared by ENDO, to professional representatives, healthcare professionals, and consumers. The Product Information Specialist shall have the requisite skills, knowledge, a minimum of a Bachelor of Science degree, and a minimum of two (2) years of experience in connection with the provision of identical or similar Services to the pharmaceutical industry or alternatively, a minimum level of experience as mutually agreed to by the parties. The Product Information Specialist will be solely dedicated to ENDO in connection with the provision of Services by KAI to ENDO in the Territory. ENDO shall have the right to review the qualifications of any Product Information Specialist prior to hiring of such person (and any subsequent replacement) by KAI to provide Services to ENDO in the Territory under this Agreement.

1.16 "Project Manager" means an individual employed by KAI who is responsible for the management and supervision of the Product Information Specialist, Staff Physician, and any other KAI personnel responsible for providing Services to ENDO in the Territory, managing the day-to-day operations of the KAI personnel responsible for providing the Services to ENDO in the Territory, and the coordination and implementation of all support services provided by KAI to ENDO in the Territory. The Project Manager shall have the requisite skills, knowledge, a minimum of a Bachelor of Science degree, and a minimum of five (5) years experience in connection with the provision of identical or similar Services to the pharmaceutical industry or alternatively, a minimum level of experience as mutually agreed to by the parties. ENDO shall have the right to review the qualifications of any Project Manager prior to hiring of such person (and any subsequent replacement) by KAI to provide Services to ENDO in the Territory under this Agreement.

1.17 "Report" means a report, summary, or analysis, requested by ENDO, regarding Products and/or Services provided by KAI to ENDO in the Territory, as set forth in Schedule C. ENDO may delete or add a Report to Schedule C and KAI shall provide such Reports at no additional cost or reduction in cost unless the Report additions or deletions materially change the scope of Services to be provided by KAI to ENDO in the Territory under this Agreement.

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1.18 "Services" means the pharmacovigilance, product information support, medical communications, Adverse Drug Experience, medical literature search support, and pharmaceutical regulatory services to be provided by KAI to ENDO in the Territory as described in Schedule A.

1.19 "Staff Physician" means a healthcare professional with a medical degree who is employed by KAI to provide the Services set forth in Schedule A in the Territory. Such an individual shall have the requisite skills, knowledge, a minimum of a medical degree and a minimum of seven (7) years experience in connection with the provision of identical or similar Services to the pharmaceutical industry or alternatively, a minimum level of experience as mutually agreed to by the parties. ENDO shall have the right to review the qualifications of any Staff Physician prior to hiring of such person (and any subsequent replacement) by KAI to provide Services to ENDO under this Agreement.

1.20 "Start-Up Fee" means the compensation which ENDO shall pay to KAI for the initial planning and preparation activities performed by KAI during the Start-Up Phase as well as for the provision of Services by KAI in the Territory during the Test Phase as more fully described in Schedule A. Such Start-Up Fee shall not exceed ***.

1.21 "Start-Up Phase" means the period from March 22, 1999 to May 31, 1999 during which KAI shall provide planning and preparation activities for Products in the Territory as more fully described in Schedule A.

1.22 "Term" means (a) for the Start-Up Phase, the period from March 22, 1999 to May 31,1999, (b) for the Test Phase, the period from June 1, 1999 to July 31, 1999, and (c) for the Operating Phase, the period August 1, 1999 to July 31, 2002 (collectively "the Initial Term"), (d) for Years 4 and 5 of the Option Term, the period from August 1, 2002 to July 31, 2003 and August 1, 2003 to July 31, 2004, respectively and (e) upon renewal of the Agreement, any subsequent one (1) year period(s) ("the Additional Term"). The word Term shall refer, individually and collectively, where applicable, to the Initial, Option, and any Additional Terms.

1.23 "Territory" means the United States, its territories, commonwealths, and possessions and the District of Columbia.

1.24 "Test Phase" means the period from June 1, 1999 to July 31, 1999 during which KAI shall provide planning and preparation activities for ENDOCET, ENDODAN, PERCOCET, PERCODAN, PERCODAN-DEMI, and PERCOLONE in the Territory as more fully described in Schedule A.

1.25 "Year 1" means the period from August 1, 1999 to July 31, 2000.

1.26 "Year 2" means the period from August 1, 2000 to July 31, 2001.

1.27 "Year 3" means the period from August 1, 2001 to July 31, 2002.

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1.28 "Year 4" means the period from August 1, 2002 to July 31, 2003.

1.29 "Year 5" means the period from August 1, 2003 to July 31, 2004.

2.   APPOINTMENT
     -----------

2.1 During the Term of this Agreement, ENDO shall appoint KAI exclusively to provide the Services, as set forth in Schedule A, in the Territory. KAI agrees to exclusively provide such Services to ENDO in the Territory. During the Initial Term, any Option Term, or if renewed, any Additional Term of this Agreement, it is understood that ENDO shall have the right to simultaneously provide such Services in-house.

2.2  (a) Personnel. KAI shall use its Best Efforts to recruit and retain skilled
         ---------
     and trained personnel to exclusively provide the Services to ENDO in the Territory. Specifically, KAI shall dedicate three and one-half full-time equivalents ("FTEs") to provide the Services to ENDO in the Territory. Such KAI FTEs shall consist of a minimum of one (1) Product Information Specialist, one (1) Project Manager, one (1) Staff Physician, and an apportioned amount of time, as mutually agreed by the parties, of appropriate staff personnel with a healthcare degree or relevant pharmacovigilance, clinical research, or product information experience. In addition, KAI shall provide supporting personnel, on an ongoing basis, to supplement the Services provided by the Product Information Specialist, the Project Manager, and the Staff Physician.

     (b) During the Term of this Agreement, if the Product Information Specialist, the Project Manager, and/or Staff Physician positions are vacant for greater than four (4) calendar weeks, at any point in time, KAI shall (a) notify ENDO within one (1) calendar week after such vacancy occurs and (b) provide a refund to ENDO, in an amount equal to KAI's fully allocated cost per individual less any actual expenses (noncancellable and nonreimburseable) incurred by KAI for any recruitment efforts expended to fill such vacancy, calculated from the start date of the vacancy for each vacant position which is vacant for greater than four (4) calendar weeks. KAI shall provide such a refund within thirty (30) days of the receipt of ENDO's written request for such a refund. This refund provision shall not be applicable if the vacancy is due to ENDO's recruitment and hiring of the Product Information Specialist, the Project Manager, and/or Staff Physician for an in-house Medical Affairs department.

3.   TERM
     ----

3.1  Agreement Term.
     ----------------

(a)  Start-Up Phase. For the Start-Up Phase, this Agreement shall commence on
     --------------
     March 22, 1999 and shall remain in effect through and including May 31, 1999.

(b)  Test Phase. For the Test Phase, this Agreement shall commence on June 1,
     ----------
     1999 and shall remain in effect through and including July 31, 1999.

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(c)  Operating Phase. For the Operating Phase for the Initial Term, this
     ---------------
     Agreement shall commence on August 1, 1999 and shall remain in effect through and including July 31, 2002.

(d)  Operating Phase for Any Option Term. Upon the exercise of the Option by
     -----------------------------------
     ENDO under Article 7, this Agreement shall commence, for Year 4 of the Option Term, on August 1, 2002 through July 31, 2003 and for Year 5 of the Option Term, on August 1, 2003 through July 31, 2004.

(e)  Additional Terms.  After the expiration of the Initial Term and if ENDO
     ----------------
     exercises its Option, any Option Terms, this Agreement may be renewed, for an Additional Term(s) upon ninety (90) days written notice by a party to the other party of its desire to renew this Agreement. Such renewal may be for identical, similar, or renegotiated terms mutually agreed to by the parties.

3.2  Commencement of Services.
     -------------------------

     (a) The Start-Up Phase. Services to be provided by KAI to ENDO during the
         ------------------
     Start -Up Phase shall commence in the Territory on March 22, 1999.

     (b)  The Test Phase.  Services to be provided by KAI to ENDO during the
          --------------
     Test Phase shall commence for *** in the Territory on June 1, 1999.

     (c)  Operating Phase for Initial, Option, or Additional Terms. Services to
          --------------------------------------------------------
     be provided by KAI to ENDO during the Operating Phase of such Terms shall commence in the Territory on the first day of August of the applicable Term.

4.   SERVICES
     --------

     The Services to be provided by KAI to ENDO under this Agreement are set forth in Schedule A. Schedule A includes a detailed description of the pharmacovigilance, product information support, medical communications, Adverse Drug Experience, medical literature search support, and pharmaceutical regulatory Services to be provided by KAI to ENDO and the Fee for such Services.

5.   BEST EFFORTS
     ------------

     KAI shall use its Best Efforts to meet its obligations with respect to the provision of Services to ENDO in the Territory, including, but not limited to, its duties set forth in Article 11.1.

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6.   COMPENSATION AND REIMBURSEMENT
     ------------------------------

6.1  Compensation.
     ------------

(a)  The Start-Up  and Test Phases.  ENDO shall pay KAI a Start-Up Fee for the
     -----------------------------
     Services to be provided for the Start-Up and Test Phases. The Start-Up Fee for such Services, which are described in Schedule A, shall not exceed ***. For such Services, ENDO shall pay KAI only for actual work performed and expenses incurred for the preparation and planning activities included in the Start-Up and Test Phases. No Start-Up Fee shall be due and owing for any Option or any Additional Term of this Agreement.

(b)  Operating Phase for Initial and Option Terms.
     --------------------------------------------

     (1) ENDO shall pay KAI, on an annual basis, the Fee for all Services provided by KAI for Years 1, 2, and 3 of the Initial Term of this Agreement as set forth in Schedule A. In no event shall such Fee exceed *** for Year 1, *** for Year 2, *** in Year 3. If ENDO exercises its Option for any Option Term, ENDO shall pay KAI compensation for all Services provided by KAI which in no event shall exceed *** for Year 4 and *** for Year 5.

     (2) During the Initial and Option Term of this Agreement, if there is a material increase, change, or reduction in Services provided by KAI to ENDO under this Agreement, or if Services are discontinued in a material aspect, including, but not limited to, any material increase, reduction or change in the computer hardware and other related technology, the telephone system and or computer software and computer software licenses that may be required to provide the Services to ENDO in the Territory, the Fees as set forth in Article 6.1(b)(1) shall be adjusted accordingly, by mutual consent of the parties.

 (c) Additional Term(s). For any Additional Term, ENDO shall pay KAI for all
     ------------------
     Services provided by KAI in accordance with the terms negotiated by the parties for such Additional Term, which negotiations must be concluded at least ninety (90) days prior to the end of any Option Term or any Additional Term.

6.2  Payment Terms
     -------------

     Fees:  ENDO shall pay the Fee for the Initial, Option, or Additional Term
     ----
     in equal monthly installments. KAI shall provide an invoice by the fifth business day of each calendar month for the prior calendar month to ENDO and ENDO shall pay KAI within thirty (30) days of receipt of such invoice.

7.   OPTION
     ------

     ENDO, at its discretion, may extend this Agreement, for the same terms, for a fourth year and if desired by ENDO, a fifth year for an amount, on an annual basis, not to exceed the

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     Fees set forth in Article 6.1(b)(1). ENDO shall notify KAI of its intent to exercise this Option sixty (60) days prior to the expiration of the Initial or any Option Term.

8.   RECORDS AND INSPECTIONS
     -----------------------

     ENDO may inspect and audit any and all records, books, and documents related to KAI's performance of its obligations under this Agreement, during normal business hours, provided, however, that ENDO shall first provide KAI with reasonable notice of any such intended inspection and/or audit. Further, KAI shall permit, during normal business hours, representatives of the FDA, state, or local regulatory agency or their agents to visit and inspect and audit any and all records, documents, or facilities related to or used in the provision of Services to ENDO by KAI in the Territory.

9.   RETENTION OF RECORDS
     --------------------

     All documentation and records pertaining to this Agreement shall be held by KAI for the length of time specified by the applicable laws, rules, and regulations, including, but not limited to, FDA laws, rules and regulations.

10.  WARRANTIES AND REPRESENTATIONS
     ------------------------------

10.1 Legal Authority. Each party represents and warrants to the other that it
     ----------------
     has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

10.2 No Conflicts. Each party represents and warrants that as of the date of
     ------------
     this Agreement it is not a party to any agreement or arrangement with any third party or under any obligation or restrictions, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

10.3 Each party currently has in force and shall maintain insurance policies with reputable, financially sound insurance carriers in the amounts and types of policies (with the deductibles or retentions) as set forth in Schedule D, attached hereto and made a part hereof, as the same may be amended from time to time, by mutual consent of the parties. ENDO shall be named as an additional insured on the applicable KAI insurance policies.

10.4 KAI further represents and warrants that it has the requisite expertise, experience and skill to render the Services set forth in Schedule A and that it shall use its Best Efforts to perform such Services in a competent, efficient and professional manner.

10.5 Survival. The foregoing representations and warranties shall survive the
     --------
     execution, delivery, and performance of this Agreement, notwithstanding any due diligence investigation by or on behalf of either party.

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11.  DUTIES OF THE PARTIES
     ---------------------

11.1 KAI'S DUTIES
     ------------

     (a) On or by June 1, 1999, KAI shall initiate and finalize the recruitment and hiring of a Product Information Specialist, Project Manager, and Staff Physician which have the pharmaceutical experience required by this Agreement to effectively and economically provide the Services to ENDO in the Territory.

     (b) During the Term of this Agreement, KAI shall expeditiously and economically train all KAI personnel responsible for providing the Services to ENDO in the Territory, including, but not limited to, the Product Information Specialist, Project Manager, and Staff Physician, regarding Products. The initial training expenses for such personnel are included in the Start-Up Fee paid by ENDO to KAI. During the Term of this Agreement, KAI shall continue to train such personnel on a periodic basis. All expenses for subsequent training of such personnel for the Initial and Option Terms are included in the Fee for such Terms as set forth in Schedule A.

     (c) KAI shall develop and maintain policies and procedures governing the day-to-day management of all KAI personnel who are responsible for providing the Services to ENDO in the Territory, including but not limited to policies and procedures regarding postmarketing Adverse Drug Experience reporting and recordkeeping for Adverse Drug Experiences as set forth in Schedule A.

     (d) KAI shall ensure compliance by the Product Information Specialist, Project Manager, the Staff Physician, and any other KAI personnel involved in providing Services to ENDO in the Territory with the ENDO Operating Procedures, including, without limitation, the ENDO Operating Procedures entitled "Postmarketing Safety Surveillance of Human Drugs," "Product Information Call Center," "Quality Assurance for the Product Information Call Center," "Quality Assurance Post-Marketing Safety Surveillance of Human Drugs," and "Literature Search, Retrieval, and Review" which are attached hereto as Schedule E, as it may be amended from time to time, by ENDO.

     (e) No adjustments to the ENDO Operating Procedures shall be made without the prior written consent of ENDO.

     (f) KAI shall ensure that the Product Information Specialist, the Project Manager, the Staff Physician, and any other KAI personnel responsible for providing Services to ENDO in the Territory comply with all applicable federal, state, and local laws, rules, and regulations governing the provision of Services to ENDO in the Territory, including, but not limited to, the FDA's laws, rules, and regulations, governing the provision of Services to ENDO in the Territory.

     (g) KAI shall only utilize the Product Literature provided by ENDO, at ENDO's expense, or written information, including new Product responses, regarding the

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          Products which have been prepared by KAI, at ENDO's direction and with
          ENDO's consent, for use in connection with the performance of KAI's obligations under this Agreement and the provision of Services to ENDO in the Territory.

     (h)  Federal, State, and Local Regulatory Agency Communications. KAI, at
          ------------------------------------------------------------
          ENDO's request and expense, shall provide assistance, including information, records, analyses, and reports, to ENDO so that ENDO may promptly and in a timely manner, respond to any federal, state, and/or local regulatory agency inquiry regarding the Products. KAI shall immediately notify ENDO of any significant regulatory action which impacts or may impact upon the ability of KAI and/or ENDO to provide Services to ENDO in the Territory or to perform KAI's obligations under this Agreement.

     (i) At ENDO's request, and expense, KAI shall be responsible for preparation and completion of any written report, including, but not limited to, periodic and annual reports with respect to an Adverse Drug Experience, data, information, filing, and/or submission to the FDA and /or any other state or local regulatory agency, and retention of any forms and/or reports in accordance with any applicable federal, state, and/or local laws, rules, and regulations with respect to the provision of Services to ENDO in the Territory. Such expenses are included in the Fee for the Initial and Option Terms as set forth in Schedule A.

     (j) KAI shall provide to ENDO all Reports on a monthly basis, via email in Word or Excel format, as set forth in Schedule C.

     (k) KAI shall immediately investigate and take action, if necessary, against any and all KAI personnel involved in providing Services to ENDO in the Territory, including the Product Information Specialist, the Project Manager, and the Staff Physician, in connection with any violation or noncompliance with any federal, state, or local laws, rules and regulations, including but not limited to, any FDA laws, rules, and/or regulations, any ENDO Operating Procedure, and/or any KAI policy and/or procedure governing the provision of Services to ENDO in the Territory.

     (l) Within fourteen (14) business days of such occurrence, KAI shall notify ENDO of any material violation, or act of noncompliance with any federal, state, or local laws, rules and regulations, including but not limited to, any FDA laws, rules, and/or regulations any ENDO Operating Procedure, and/or any KAI policy and/or procedure governing the provision of Services to ENDO in the Territory by any KAI personnel involved in providing Services to ENDO in the Territory, including the Product Information Specialist, the Project Manager, and the Staff Physician and the corrective action taken by KAI to prevent such reoccurrence.

     (m) KAI shall be responsible for the payment of any and all fines, penalties, and/or any other corrective actions which may be taken by federal, state, or local regulatory agencies, including but not limited to the FDA, in connection with and to the extent

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          of KAI and/or its personnel's failure to comply with any federal, state, or local laws, rules, and regulations.

     (n) Commencing with the calendar quarter ending December 31, 1999,within sixty (60) days after June 30 and December 31 of each calendar year for the Term of this Agreement, KAI shall provide to ENDO its income statement, statement of cash flows, and balance statements, setting forth in comparative form the figures for the corresponding period of the previous calendar year, all certified by its Chief Financial Officer as presenting fairly in all material respects the financial condition and results of operations of KAI.

     (o) During the Term of this Agreement, KAI shall grant ENDO the right to contact KAI's bank of record, on an annual basis and upon thirty (30) days prior written notice to KAI, to verify, the financial status of KAI.

     (p) KAI shall purchase, at ENDO's expense, the computer software programs required for the provision of Services to ENDO in the Territory as described in Schedule A. In addition, KAI shall obtain, at ENDO's expense, the necessary licenses, subscriptions, consents, permits, and /or permissions for all computer software programs used by KAI in connection with the provision of Services to ENDO in the Territory and the performance of KAI's obligations under this Agreement, including all KAI-owned and third-party-owned computer software programs, in order that ENDO may have the right to use such computer software programs in connection with the Services provided by KAI to ENDO in the Territory. For the Term of this Agreement, KAI shall grant ENDO a non-exclusive, royalty-free license, where necessary, to use such computer software programs in connection with the Services provided by KAI to ENDO in the Territory. The cost of obtaining such rights to such computer software programs are included in the Fees for the Initial and any Option Terms set forth in Schedule A.

     (q) KAI shall purchase, at ENDO's expense, the computer hardware and other equipment required for the provision of Services to ENDO in the Territory as described in Schedule A. Upon expiration or termination of this Agreement, KAI may retain such hardware and equipment.

     (r) KAI shall be responsible for providing the Services to ENDO in the Territory for all Adverse Drug Experiences which occur anywhere in the world in order that ENDO may report such Adverse Drug Experiences to the FDA, state, and/or local regulatory agencies in the Territory. KAI shall not be responsible for providing any information, data, analyses, summaries, and/or reports regarding such Adverse Drug Experiences to any regulatory agency outside the Territory.

     (s) KAI shall be responsible for modifying and/or repairing, at its expense and as expeditiously as possible, any problems with KAI computer software and/or hardware, including any third-party-owned computer software and/or hardware, which is used by KAI in connection with the performance of KAI's obligations under this Agreement and in the provision of Services by KAI to ENDO in the Territory. Notwithstanding the preceding sentence, ENDO shall be responsible for the cost of any material computer software modifications requested by ENDO. Further, ENDO shall be responsible for the cost of repairs for normal wear and tear and/or replacement of equipment, and for material computer hardware and software upgrades and updates requested by ENDO.

     (t) During the Term of this Agreement, KAI shall maintain, at an off-site facility, backup files of all ENDO information and data obtained by KAI in the performance of Services under this Agreement in the Territory, including, without limitation, the Adverse Drug Experience and Product Information Databases. ENDO shall have the right to access such backup files, upon reasonable prior notice to KAI and at ENDO's discretion, at any time during the Term of this Agreement or upon expiration or termination of this Agreement.

11.2 ENDO'S DUTIES
     -------------

     (a) ENDO shall pay for all expenses approved in advance and incurred in connection with the training of KAI personnel, including the Product Information Specialist, the Project Manager, and the Staff Physician and any other KAI personnel responsible for providing Services to ENDO in the Territory. Such expenses for the Initial and Option Terms of this Agreement are included in the Fees set forth in Schedule A.

     (b) ENDO shall provide to KAI, at ENDO's expense, all Product Literature for each Product to be utilized by KAI personnel, including the Product Information Specialist, the Project Manager, and the Staff Physician and any other KAI personnel responsible for providing Services to ENDO in the Territory. Such expenses for the Initial and Option Terms are included in the Fees set forth in Schedule A.

     (c)  FDA Communications. Endo shall be responsible, with assistance from
          ------------------
          KAI, if requested by ENDO, for all written and/or verbal communications with the FDA regarding the marketing, promotion, sale, and/or use of Products, including, but not limited to, any action, request, order, instruction, communication, complaint, notice, public announcement or inquiry by the FDA or any submission, filing, letter, or other communication by ENDO with respect to the Products, which is received by KAI or which comes to KAI's attention or any communications regarding field actions, investigations, or recalls of Products in the Territory.

     (d) ENDO shall be responsible for developing, with input from KAI, if requested by ENDO, written medical information, including, without limitation, new Product responses and Product Literature, regarding the use of Products in the Territory to be used in connection with the provision of Services by KAI to ENDO in the Territory.

     (e)  Adverse Drug Experiences and Field Alerts. ENDO, with the assistance
          ------------------------------------------
          of KAI, shall be responsible for submission to the FDA, state, or local regulatory agency of any forms and/or reports, including periodic and annual reports with respect to an Adverse Drug Experience involving Products or any complaint that would require a field alert, as and when appropriate.

12.  JOINT DUTIES
     ------------

12.1 Within five (5) days of the execution of this Agreement, KAI and ENDO shall appoint members of the Operating Committee.

12.2 The Operating Committee will meet periodically but no less than once per calendar quarter at a location to be mutually agreed to by the parties.

12.3 During the Term of this Agreement, KAI and ENDO shall regularly provide input to the other party regarding the quality of and any issues related to their respective performance of this Agreement.

13.  CONFIDENTIALITY
     ---------------

13.1 All information disclosed by one party to the other under this Agreement shall be deemed to be confidential information ("Confidential Information"). The parties hereby agree to hold in strictest confidence any and all Confidential Information disclosed by one party to the other under this Agreement or obtained by either party as a result of performing its obligations under this Agreement. The parties hereby agree that the following shall not be considered Confidential Information subject to this
     Agreement:

     (a) information which at the time of disclosure by one party to the other is in the public domain;

     (b) information which, after disclosure by one party to the other becomes part of the public domain by publication or otherwise, provided that such publication is not in violation of this Agreement or any other confidentiality agreement;

     (c) information which the receiving party can establish in writing was already known to it or was in its possession at the time of disclosure by the other party and was not acquired, directly or indirectly, from the disclosing party;

     (d) information which the receiving party lawfully receives from a third party, provided, however, that such third party was not obligated to hold such information in confidence;

     (e) information which the receiving party is compelled to disclose by a court or other tribunal of competent jurisdiction, or the FDA, provided however, that in such case the receiving party shall immediately give notice to the disclosing party to enable the disclosing party to exercise its legal rights to prevent and/or limit such disclosure. In any event, the receiving party shall disclose only that portion of the Confidential Information that, in the opinion of the disclosing party's legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

13.2 The receiving party shall not use Confidential Information for any purpose other than for the purposes set forth in this Agreement.

13.3 The receiving party will not disclose Confidential Information to any person other than to its employees, officers, agents, and consultants that have a need to know such information to effectuate the purpose of this Agreement and that such employees, officers, agents, and consultants shall be informed of this Confidentiality Agreement and shall, in writing, be bound by its terms. All Confidential Information will contain a statement indicating that the information is confidential and should not be disclosed to unauthorized individuals.

13.4 Upon written request from the disclosing party or termination or expiration of this Agreement, whichever comes sooner, the receiving party shall either promptly return to the disclosing party all Confidential Information provided to the receiving party pursuant to this Agreement including any copies thereof and notes, extracts based thereon, other derivative documents or information; or in the alternative, provide the disclosing party with a notarized certification by the General Counsel or an Executive Officer of the receiving party that all such documents have been duly destroyed by the receiving party; except that the receiving party may keep one (1) copy of such documents for archival purposes.

13.5 The terms of this confidentiality provision shall remain in effect until five (5) years after the expiration or termination of this Agreement.

13.6  Publicity. ENDO and KAI agree not to make any public announcements
      ----------
      regarding the existence of this Agreement or its terms without the prior review and written consent of the other party, unless such disclosure is required by law. In which event, the disclosing party will provide the non-disclosing party with sufficient prior notice of such legally required disclosure as well as the nature of the information to be disclosed prior to disclosing such information.

14.   INDEPENDENT CONTRACTOR
      ----------------------

14.1 KAI and its directors, officers, and the persons providing Services under the Agreement are at all times independent contractors with respect to ENDO. Persons provided by KAI to perform Services shall not be deemed employees of ENDO. ENDO shall not be responsible for KAI's acts or the acts of its officers, agents and employees while performing the Services whether on ENDO premises or elsewhere.

14.2 KAI shall not be responsible for any cost, however, attributable to: (i) any actions by ENDO that caused a person(s) provided by KAI to perform Services under this Agreement to be reclassified as an employee of ENDO,
      (ii) any unlawful or discriminatory acts of ENDO, and (iii) language in any ENDO benefit plan that is deemed to extend coverage to a person (s) provided by KAI to perform Services under the Agreement based on their activities under this Agreement.

15.   INTELLECTUAL PROPERTY OWNERSHIP
      -------------------------------

15.1
      (a)  Assignment of Intellectual Property.
           -----------------------------------

           (1)  ENDO information in KAI computer databases. KAI agrees that all
                ------------------------------------------
                ENDO information contained in paper or electronic format in any KAI computer database, such as the information contained in the Adverse Drug Experience and Product Information Databases, which KAI may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the performance of KAI's obligations under this Agreement shall be the property of ENDO.

           (2)  Inventions, discoveries, and improvements conceived or made by
                --------------------------------------------------------------
                KAI. KAI agrees that all inventions, if any, discoveries, and
                ---
                improvements conceived or made by KAI during the Term of this Agreement, which (1) result, to any extent, from the use of ENDO's premises, property, Confidential Information, or documents/materials shall be the property of ENDO.

           (3)  Original works of authorship. KAI agrees that all original works
                ----------------------------
                of authorship, such as ENDO Operating Procedures, which are (1) created by KAI (solely or jointly with others) during the Term of this Agreement, (2) in the performance of its obligations under this Agreement, (3) which are primarily related to Products, and (4) which are protectable by copyright and are "works made for hire" as that term is defined in the United States Copyright Act shall be the property of ENDO. However, to the extent that any such work may not, by operation of any applicable law, be a work made for hire, KAI hereby assigns, transfers and conveys to ENDO all of its worldwide right, title and interest in and to such work, including all intellectual property rights therein and appurtenant thereto.

           (4) For purposes of this Agreement, the intellectual property described in subparagraphs 15.1(a) (1), (2), and (3) are collectively "ENDO Property."

     (b) Notwithstanding subparagraph 15.1 (a), ENDO acknowledges that KAI possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to business methods, clients, vendors, financial information, procedures, and techniques, procedure manuals, personnel data, computer technical expertise, customized computer software programs, computer software applications, computer software designs, computer software source codes and research methods which (1) directly and primarily relate to KAI's business or operations and (2) which do not primarily relate to the Products or ENDO's Confidential Information (collectively "KAI Property"). ENDO and KAI agree that any KAI Property or improvements thereto, which are used, improved, modified, or developed by KAI during the Term of this Agreement are the sole and exclusive property of KAI. Notwithstanding the preceding sentence, KAI Property does not include ENDO Property, including without limitation, ENDO Operating Procedures, the Adverse Drug Experience, or Product Information Databases.

15.2  Further Assurances.  Upon the request and at the expense of ENDO, KAI
      ------------------
      shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Article 15.1 (a) above or to enable ENDO to secure its rights in the ENDO Property and any patents, trademarks, copyrights or other intellectual property rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce patents, trademark registrations, copyrights or other intellectual property rights in any and all jurisdictions with respect to any ENDO Property, or to obtain any extension, validation, reissue, continuance or renewal of any such intellectual property rights. Without limiting the foregoing, KAI shall disclose to ENDO all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths and all other instruments which ENDO shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to ENDO the sole and exclusive right, title and interest in and to such ENDO Property and any patents, copyrights, trademarks or other intellectual property rights relating thereto. KAI further agrees that KAI's obligation to execute or cause to be executed, when it is in KAI's power to do so, any such instrument or papers shall continue after the expiration or termination of this Agreement.

15.3  Maintenance of Records. KAI agrees to keep and maintain adequate and
      ----------------------
      current records of all ENDO Property during the Term of this Agreement and unless otherwise required by law, for a period of not less than five (5) years from the effective date of termination or expiration of this Agreement and all such records shall be organized in such manner that they will be ready for immediate reference. Unless otherwise required by law, at the expiration of such five (5) year period, KAI shall dispose of such records in accordance with ENDO's instructions. If ENDO fails to give said instructions, KAI shall so notify ENDO; and if said instructions are still not forthcoming within thirty (30) days of said notification, then KAI shall immediately destroy such records.

15.4  Survival. The provisions of this Article 15 shall survive the expiration
      ---------
      or termination of this Agreement.

16.   NONCOMPETITION
      --------------

      During the Term of this Agreement, KAI shall not provide services identical to or similar to Services provided to ENDO in the Territory for any third party's products that directly compete with any Product in the prescription pain management therapeutic category. In addition, for thirty (30) days after the expiration or termination of this Agreement, KAI's Project Manager and Product Information Specialist shall not provide such Services.

17.   INDEMNIFICATION
      ---------------

17.1 KAI shall indemnify, defend, and hold harmless ENDO, its officers, agents, Affiliates, subsidiaries, parent companies, and employees, from and against any and all damage, claim, injury, cost or expenses, including reasonable attorneys' fees and expenses of litigation, by third parties, in connection with any illness or personal injury, including death, or property damage, that arises out of: (1) any negligent act or willful misconduct of KAI with respect to Services provided to ENDO in the Territory, including but not limited to any breach of any statutes, rules, and/or regulations applicable to the Services provided by KAI to ENDO in the Territory, or (2) KAI 's breach of the terms of this Agreement, provided, however, KAI shall, under no circumstances be obligated to indemnify ENDO where claims, causes of action, losses or liabilities arise out of ENDO's sole negligence, willful misconduct, breach of the Agreement or breach of any statutes or regulations applicable to the provision of Services by KAI to ENDO in the Territory.

17.2 ENDO shall indemnify, defend, and hold harmless KAI, its officers, agents, Affiliates, subsidiaries, parent companies, and employees, from and against any and all loss, damage, claim, injury, cost or expense, including reasonable attorneys' fees and expenses of litigation, by third parties, in connection with any illness or personal injury, including death, or property damage, that arises out of: (1) any use, marketing, promotion, sale, or distribution of the Product; (2) the negligence or willful misconduct of ENDO with respect to ENDO's obligations under this Agreement; or (3) breach of the terms of this Agreement by ENDO, provided, however, ENDO shall not be obligated to indemnify KAI to the extent that any loss, damage, claim, injury, cost or expense arises out of KAI's sole negligence, willful misconduct, or breach of this Agreement or breach of any statutes or regulations applicable to the use, marketing, promotion, sale, and/or distribution of Products in the Territory.

17.3  Indemnification Process. Any indemnity available hereunder shall be
      -----------------------
      dependent upon the party seeking indemnity providing prompt notice to the indemnitor of any claim or lawsuit giving rise to the indemnity. Thereafter, the indemnitor shall have exclusive control over the handling of the claim or lawsuit, and the indemnitee shall provide reasonable assistance to the indemnitor, at the indemnitor's expense, in defending the claim.

18.   TERMINATION
      -----------

18.1 This Agreement may be terminated by either KAI or ENDO for the following reasons:

      (a)  Material Breach. Either party may terminate this Agreement in the
           ---------------
           case of a material breach by one of the other parties which is not cured within thirty (30) days after written notice of the breach by the terminating party.

      (b)  Bankruptcy. Either party may terminate this Agreement immediately in
           ----------
           its entirety if the other party is declared insolvent by a court of competent jurisdiction, files a petition of bankruptcy, is adjudged bankrupt, takes advantage of any insolvency act, is in receivership, or executes a bill of sale, deed of trust, or assignment for the benefit of creditors.

18.2 This Agreement may be terminated by ENDO for no cause upon ninety (90) days written notice to KAI. In the event of termination of this Agreement under this Article 18.2, the parties shall mutually determine how best to wind down the Services provided by KAI to ENDO in the Territory, including the timetable for the winding down and transfer of such activities, all ENDO Confidential Information, ENDO Property, and all relevant documentation to ENDO.

18.3  Effect Of Termination.
      ---------------------

      (a) Termination of this Agreement shall have no effect on, or relieve any party from the obligation to make any payment for any monies due and owing one party from the other party prior to the effective date of termination and any actual costs and expenses incurred which are noncancellable or nonreimburseable up to the effective date of termination or perform any actions arising prior to the effective date of termination. Further, any rights and obligations of the parties which by their intent are meant to survive the termination or expiration of this Agreement shall survive the expiration or termination of this Agreement.

      (b) Upon termination or expiration of this Agreement, at ENDO's request, KAI shall provide all information, reports, data, summaries and analyses, including, but not limited to, the Adverse Drug Experience and Product Information Databases, prepared by KAI in connection with the provision of Services to ENDO in the Territory in an electronic, readily accessible format.

19.   MISCELLANEOUS
      -------------

19.1  ASSIGNMENT
      ----------

      Neither party may assign its interests, rights, duties, and obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld, provided, however, that both parties may assign their respective interests, rights, duties, and obligations hereunder to any Affiliate or any successor in business, including as a result of a merger or acquisition by a third party of substantially all or all of the assigning party's assets, or acquisition of fifty percent (50%) of any equity in the assigning party, or any reorganization or change in control of the assigning party so long as the acquirer and/or surviving organization/entity (i) is a financially capable business entity , (ii) expressly assumes in writing those interests, rights, duties, and obligations, and (iii) is capable of competently performing all the duties and obligations under this Agreement to the satisfaction of the non-assigning party.

19.2  INTEGRATION
      ------------

      This Agreement, including all attachments, schedules, or exhibits entered into hereunder, constitutes the complete agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous arrangements and understandings between the parties hereto with regards to the subject matter hereof, including the letter agreement dated March 22, 1999.

19.3  FORCE MAJEURE
      -------------

      Noncompliance with the obligations of this Agreement due to a state of force majeure, the laws or regulations of any government, regulatory or judicial authority, war, civil commotion, destruction of facilities and materials, fire earthquake or storm, labor disturbances, shortage of materials, failure of public utilities or common carriers, and any other causes beyond the reasonable control of the applicable party, shall not constitute a breach of this Agreement; provided, however, that if one party to this Agreement claims, for a period of forty-five (45) days, that it is unable to fulfill its obligations hereunder due to the existence of a state of force majeure, then the other party may elect to terminate this Agreement with immediate effect.

19.4  SEVERABILITY
      ------------

      If any provision of this Agreement is finally declared null and void, or found to be illegal or unenforceable by a court of competent jurisdiction, both parties shall be relieved of all obligations arising under such provision, but, if capable of performance, the remainder of this Agreement shall not be affected by such declaration or finding.

19.5  PUBLICATION
      -----------

      Reports, findings, conclusions, work papers, notebook records, raw data, analyses and any other information arising out of the performance of this Agreement by KAI will not be released, published, or otherwise disclosed by KAI without the express permission of ENDO. Neither party will use the name of the other in any advertisement, press release, or publicity which reference this Agreement, without the prior written approval of the other party.

19.6  AMENDMENT
      ---------

      No modification, extension or release from any provision hereof shall be affected by mutual agreement, acknowledgment, acceptance of documents, or otherwise, unless the same shall be in writing signed by the other party and specifically described as an amendment or extension of this Agreement.

19.7  ARBITRATION
      -----------

      (a) All disputes over the meaning and interpretation of this Agreement shall be resolved by conciliation and non-binding mediation and if such mediation is unsuccessful then such disputes shall be finally settled by an Arbitration Panel comprised of one (1) arbitrator appointed by KAI, one (1) arbitrator appointed by ENDO, and a Chairman of the Arbitration Panel appointed by the first two (2) arbitrators. Any such arbitration proceeding shall be conducted in accordance with the arbitration rules of the American Arbitration Association, shall be held in the Commonwealth of Pennsylvania, unless otherwise agreed by the parties; and the arbitration award shall be final and nonappealable and such award may be entered in any court having jurisdiction.

      (b) In order to initiate procedures for dispute resolution by conciliation, mediation and arbitration either party may give written notice to the other of its intention to resolve a dispute, and absent satisfactory resolution, then to arbitrate. Such notice shall contain a statement setting forth the nature of the dispute and the resolution sought. If, within thirty (30) days of such notice a resolution by conciliation between the parties themselves or by mediation has not been achieved to the satisfaction of both parties, and if within sixty (60) days from said written notice an Arbitration Panel has not been appointed with an arbitration schedule satisfactory to both parties, then either party may proceed with judicial remedies.

19.8  NOTICES
      -------

      All notices required under this Agreement shall be in writing and shall be effective if delivered to the party entitled to receive the same by hand or if deposited in the United States Mail addressed to such party at the address set forth below.

      If to: Endo

               Endo Pharmaceuticals Inc.
               223 Wilmington West Chester Pike
               Chadds Ford, Pennsylvania  19317, U.S.A.
               Attn: David Lee, M.D., Ph.D., Senior Vice President, Research and Development

               with a copy to: Osagie Imasogie, General Counsel

      If to: KAI

               Kunitz and Associates, Inc.
               6001 Montrose Road, Suite 920
               Rockville, Maryland 20852-4801
               Attn: Selma Kunitz, President

19.9  TAXES
      -----

      KAI shall be responsible for all taxes, including federal, state, and local taxes assessed or assessable against it for the Services performed under this Agreement.

19.10 GOVERNING LAW
      -------------

      This Agreement shall be construed according to the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law rules.

19.11 COUNTERPARTS
      ------------

      This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

19.12 SURVIVAL
      --------

      The provisions of this Agreement which by their intent and/or effect are meant to survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

19.13 NONSOLICITATION
      ---------------

      Both parties agree that they shall not solicit or hire any employee of the other party, either directly or indirectly, during the Term of this Agreement.

19.14 YEAR 2000 COMPLIANCE
      --------------------

      (a) Each party agrees to request from those of its suppliers whose performance may materially affect such party's performance hereunder, or to receive assurance from such supplier's Web site, that each such supplier agrees that it will not permit a Year 2000 Problem to computer systems, software or equipment owned by it, its Affiliates or subsidiaries, or leased or licensed to it, its Affiliates or subsidiaries, to interfere with such supplier's performance. The parties will use their Best Efforts to cooperate and share information to further comply with this section, and to minimize the impact of any Year 2000 Problem on the parties' respective performance under this Agreement. Each party will inform the other party of any material circumstance indicating a potential obstacle to such compliance, and the steps being taken to avoid or overcome the obstacle.

      (b) Provided a party complies with this section, such party will not be liable to the other party for any failure to perform obligations under this Agreement to the extent such failure arises from a Year 2000 Problem (1) affecting one of the non-performing party's suppliers or (2) beyond that party's reasonable control (e.g., a

           Year 2000 Problem affecting a governmental entity). In particular, to the extent a non-performing party is not liable to the other party under this section, such non-performing party shall have no liability to the other party for any damages, including direct, indirect, incidental, special, consequential, punitive or exemplary.

WHEREFORE, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.


KUNITZ AND ASSOCIATES, INC.           ENDO PHARMACEUTICALS INC.

By: /s/ SELMA KUNITZ                  By: /s/ DAVID LEE
    __________________________            ____________________________
Name:  Selma Kunitz                    Name:  David Lee
      ________________________              __________________________
Title: President                      Title: Senior Vice President, Research and
                                             Development

                                  SCHEDULE A
                                  ----------

                       FEES AND DESCRIPTION OF SERVICES
                       --------------------------------

APPROACH

This section outlines tasks, assumptions and our approach to conducting this project. Tasks are grouped into three major activity areas: 1) preparation and planning; 2) ongoing support; and 3) transfer of responsibilities. These three task groups correspond to the budget projections.

Preparation and Planning (March 22, 1999 - May 31, 1999)

KAI will work with Endo to review current procedures, propose refinements, and detail requirements. Figure 1 provides an overview of Endo's requirements.

Specifically, KAI will work with Endo to review activities and databases, discussed below under operational activities. The review will serve to identify needed refinements, detail Call Center and Adverse Event Tracking System requirements, system validation procedures, Endo Operating Procedures (EOPs), KAI's Standard Operating Procedures (SOPs), data transfer specifics, time line projections, and the monthly administrative reports. We will provide specifications for these products for approval by Endo. Once approved, we will customize and/or develop applications and procedures for review by Endo.

Telephone Calls
---------------

Beginning in April, 1999, Livingston will receive Endo's Medical Affairs telephone calls, respond to a small set of these queries, and triage product information and Pharmacovigilance calls to KAI. Calls may come from health care providers, detail or sales persons, or consumers. The current total load of calls averages about 300 calls per month with potentially significant increases after product launches and product changes.
Based on discussions with Endo staff, Livingston will triage telephone calls to KAI's Product Information Desk. Calls pertaining to product information will be answered by the Product Information staff. Calls related to possible adverse events will be routed to the Medical Monitor, as necessary, to probe for and identify potential safety issues. To support telephone triage, KAI proposes three dedicated lines.

KAI recognizes that telephone calls will increase during product launches and introduction of new drugs. When we are notified of these events, we will increase staffing, and, if needed, use additional lines to accommodate the increased demand. During the phase-in period we will also determine whether a separate line is needed to respond to professional representatives.

Product Information Inquiries
-----------------------------

KAI will respond to approximately 300 telephone inquiries monthly, triaged by Livingston. The Call Center will utilize a script and the Product Information database, where relevant, and will capture caller identifiers, product inquiry, type of caller, response time and mode (e.g. answered on call), and response. Features of our Product Information support include the following:

     . Inquiry response service will be available 9:00 A.M. to 5:00 P.M. Eastern time during normal business work days. A voice mail service will be available on weekends, after hours, and holidays. Emergency paging service will be provided.

     . Up to three simultaneous calls can be answered concurrently. If more than three simultaneous calls are received, we can capture caller information in voice mail and call back within one (1) hour. If the three lines are frequently utilized we will recommend increasing Endo lines.

     . As necessary, KAI will respond to inquiries with a letter or other documentation that may be requested. If requested by Endo, we can e-mail or fax responses to the Sir Speedy Print Center.

     .    KAI will also log and respond to faxes and e-mail inquiries.

     .    KAI anticipates that

          - calls that may be related to an AE will be triaged to our medical monitor or other clinical staff member;

          - with respect to generic products, we can respond to inquiries about bioavailability; other questions for these products will generally be referred to the innovator; and

          - professional, courteous and timely responses are key "success factors"

     . In the unlikely event of a power outage that would cause our computers to be unavailable, we would record information manually and enter the information into the computer when power is restored.

Currently, Endo's Product Information Database is maintained in Microsoft Word. KAI will review the contents and will determine a cost-effective approach to facilitating searches of the contents. KAI will periodically review responses and recommend updates to Endo. We will also review the database responses including poison control monographs, annually for accuracy and will recommend changes or deletions as necessary. KAI will track changes to the database and will maintain a history of responses to specific questions and drugs.

For the Call Center software, KAI will customize Microsoft Access to meet Endo's requirements. This approach will require the addition of one server. To develop and implement Pharmacovigilance Endo Call [Center] Software (PECS), KAI will ensure that our software is validated and FDA compliant. To develop and implement the system,
KAI will:

     . develop user requirements and submit them to Endo for review and approval;

     .    design the system, developing specifications, for review by Endo;

     .    build and test system against the design document (verification);

     . validate the system against user requirements and submit to Endo for review and written approval.

          . put the system into production to support Endo's pharmacovigilance activities.

KAI will customize its SOPs to provide an Endo specific Validation Plan, including scope, staff, methods, inputs and outputs, required reports, deviation policy and anomaly reporting and resolution; a Test Plan including items/tools required for testing, features to be tested, procedure, pass/fail criteria, deliverables, testing roles and responsibilities, risks and contingencies; and KAI SOPs that specify document and records control, configuration management, system and change control, security, backup, archive and retrieval, disaster recovery, operations, training plan and program, software development life cycle, software control, audit plan. We will write test scripts, create a test environment, and execute the plan. KAI will also develop and implement a Training Plan and associated KAI SOPs for the pharmacovigilance system and operations.

KAI will write a test summary report and a verification summary report that summarizes the results of the testing.



Adverse Events
--------------

KAI's goals in identifying and reporting AEs are to:

     .    meet FDA requirements for reporting;

     . perform a clinical and scientific assessment of the data for clusters and trends; and

     .    effectively communicate the safety information.

KAI will document AEs and SAEs in a timely manner for Endo's submission to the Food and Drug Administration (FDA), in accordance with ICH Guidance, FDA Guidelines, and Endo's requirements including Endo's Operating Procedures
(EOPs). Currently there are approximately 35 AEs and 6 SAEs reported per month. AEs may be communicated to KAI via telephone or some other transmission mechanism. KAI will also identify such events through literature searches for all products but not via searches of the internet.

AEs Reported to KAI
-------------------

Potential AE telephone calls triaged from Livingston will be routed to KAI's medical monitor. In receiving calls, KAI will provide professional, courteous responses and will follow an approach, documented in an EOP, that probes the caller for details regarding the problem.

Using a prepared script, the KAI medical monitor or clinical staff member will solicit information about the AE being reported, including scope of the problem, start and stop date, relatedness to drug, and severity. The mechanism of drug action and pharmacokinetic and pharmacodynamic considerations will be included in the assessment. KAI will insure that the following is captured:

     . administrative and identifying information including identification of the case safety report, source of information, and information on sender and receiver of case safety report for follow-up, if necessary; and

     . case information including patient characteristics, reaction/event, results of tests and procedures relevant to the evaluation of the event, drug information, and narrative case summary.

This information, along with information compiled by comparing this AE to other reported AEs, review of the literature, consultation with others familiar with this drug, and any other information provided by the reporter, will allow the KAI medical monitor to determine if the event is serious. If the event is not serious, then the information will be recorded and maintained for submission in the required periodic report (quarterly for three years, and annually thereafter).


If a serious or unexpected AE is suspected, information will be captured on an electronic form that conforms to MedWatch 3500A. All information will be collected in an iterative process that includes telephone follow-up and assessment of the temporal relationship of event and drug therapy, dose related effect, biological plausibility, known class effect, previous animal findings, and pharmacodynamic and pharmacokinetic mechanism. Specifically, KAI will:

     .    code AEs using MedDRA 2.1;

     .    implement software to store AE information;

     . comply with E2B and M2 standards when operationally defined and implemented by the FDA.

Once the form is complete, and within seven calendar days, it will be forwarded to Endo Medical Affairs. If the form is complete, it will be forwarded to the FDA within 15 calendar days of the AE. If additional information is needed, Endo will notify KAI within one working day, and KAI will complete the form as necessary within 10 days of the initial report. KAI will track the status of the report and will document sign-off at each phase.

For those products for which Endo does not own the (A)NDA, KAI will send the source information to the appropriate sponsor. For the current drugs for which Endo owns the NDA and has an obligation to share AEs with another company, KAI will send the AE information to Endo for filing and will send the source documents to the appropriate sponsor, at Endo's request, within five calendar days as per FDA guidance.

Literature Searches
-------------------

Additionally, KAI will perform literature searches to identify AEs and toxicology information. Currently, literature searches yield about 575 abstracts per year of which 168 articles are retrieved and reviewed. About 24 SAEs are identified during the literature review.

KAI recognizes that the comprehensiveness of a search is dependent on the skill of the person doing the search. KAI's staff members are highly skilled in conducting routine as well as extremely complex literature searches.

Continuous monitoring of the literature is essential in the Pharmacovigilance process to identify potential safety issues. In order to obtain information on scientific articles in the literature, the National Library of Medicine's MEDLARS biomedical databases will be searched. GratefulMed, a microcomputer based software package made available to KAI, provides the interface to these databases. With this package, the user is able to establish search strategies before going "on line" which minimizes the cost of conducting a search.

Although there are more than 25 databases on the NLM system, MEDLINE is the one most often used by KAI staff for literature searches. The database is the computerized counterpart of Index Medicus. Articles on mechanism of action, preclinical studies, Phase I, II, and III clinical trials, investigational agents, immunologic or biochemical mechanisms, pharmacology, and toxicity associated with these agents can be identified and reprints retrieved.

Other databases, including EMBASE and TOXLINE, will be used to identify potential adverse events or when specialized information on the chemistry or toxicity of a given agent is required.

KAI staff members will search MEDLINE and TOXLINE data bases via Grateful Med using the Internet and will search EMBASE via Dialog, a commercial online information service. In addition, we access relevant bulletin board services such as those available from the FDA which are available online, free of charge. As information needs arise, we will assess the requirement and the most cost and time-effective means of acquiring necessary materials.

Depending on the goals of the search, the following are generally retrieved: author(s), publication title, source of the publication, abstract, and key words. Currently, KAI staff members download the literature search to their personal computer where they then print the list, review it, and decide which articles may be of interest. Once articles are identified for retrieval, a request is sent to a technical support staff member who will retrieve the requested reprints.

Reports, Bibliographies, and Other Tasks
----------------------------------------

KAI will prepare monthly administrative reports, the contents of which will be structured during the planning phase; and quarterly and annual reports for Endo regulatory reporting. We will also:

    . prepare clinical bibliographies, based on our literature searches, for each (A)NDA Endo has the responsibility to maintain; toxicology bibliographies will be prepared after Year 1 of the project.

    . perform requested literature searches and retrieve and transmit the articles to the requester.

    . perform special projects, e.g. report preparation, synthesis of articles, etc. as requested.

KAI will provide the above services and will respond to additional requirements, as requested, for a mutually agreed upon fee.

Test Phase (June 1, 1999 - July 31, 1999)

In June, KAI will begin to assume responsibility for certain Endo's products such as PERCOCET, ENDOCET, ENDODAN, PERCODAN, PERCODAN-DEMI, and PERCOLONE. During June and July, telephone calls, and triage can be monitored to assure that calls are handled according to the EOPs. Additionally, AE handling and report preparation will also be reviewed to ensure operations are progressing smoothly.

Operating Phase (August 1, 1999-July 31, 2002)

As of August 1, 1999, KAI will take over full responsibility for Endo's Medical Affairs services in conjunction with Endo.

Transfer of Responsibilities

KAI believes that we can provide the highest quality of service available and that importantly, we will respond to changing needs and demands. Nevertheless, it is prudent for us to provide a plan for smooth transfer of responsibilities should this be necessary. KAI will provide Endo with its data base contents, should they request it.

================================================================================
                    ENDO BUDGET  - MEDICAL AFFAIRS SUPPORT
                            START-UP AND TEST PHASE
                         YEAR 1- (3/22/99 - 7/31//99)
================================================================================
                                     TASK                                 AMOUNT
--------------------------------------------------------------------------------
1. Conduct detailed requirements analysis, client meetings;
customize SOPs, develop management and operational procedures;
develop data transfer and validation plan; detail validation procedures; develop procedures for transfer of responsibilities;
test transfer with ***                                                   ***
--------------------------------------------------------------------------------
2. Design, develop, validate KAI Clinical Information System
Software, prepare routine reports with metrics; develop Technical
Operating Procedures (TOPs); load Product Information files and
validate contents in compliance with FDA guidelines                      ***
--------------------------------------------------------------------------------
3. Design, develop, test, and validate AE software system and production of 3500A forms according to 21CFR314.80; design
includes screens for entry of worksheet data, integrity of data base, and editing of data fields. Validation will be FDA
compliant.                                                               ***
--------------------------------------------------------------------------------
4. Data migration planning, execution and quality assurance.             ***
--------------------------------------------------------------------------------
5. Develop training materials and train all staff; also
participate in ENDO training on products                                 ***
--------------------------------------------------------------------------------
6. Assuming FDA mandates MEDRA 2.1, E2b, PDF format, etc.,
perform required programming changes.                                    ***
--------------------------------------------------------------------------------
SUBTOTAL - PROFESSIONAL SERVICES - PLANNING AND PREPARATIONS             ***
================================================================================
OTHER DIRECT COSTS - Computers (Server) 1, UPS; Windows NT
(***), SQL Server (***) Licenses; Telephone System
Upgrade; high speed full featured scanner                                ***
================================================================================
TOTAL - PLANNING AND PREPARATIONS                                        ***
================================================================================

================================================================================
                    ENDO BUDGET  - MEDICAL AFFAIRS SUPPORT
                 OPERATIONS PHASE- YEAR 1 (08/01/99-07/31/00)
================================================================================
                                     TASK                                 AMOUNT
--------------------------------------------------------------------------------
1. Project management and administration; conduct call center operations - respond to product information calls and follow-up as necessary (*** calls/month); triage AE calls; conduct
literature searches (clinical and toxicology bibliographies for
*** (A)NDA Annual Reports and respond to Endo literature
requests); retrieve articles; prepare routine reports                   ***
--------------------------------------------------------------------------------
2. Handle AEs - gather information, code, and produce reports;
enter worksheets into system and produce 3500A reports and 15-day alert follow-up reports according to 21CFR314.80; estimates are as follows: *** AE calls/month; *** SAE calls/month; *** quarterly and annual safety reports; *** abstract reviews; *** articles to
review; bibliography preparation.                                       ***
--------------------------------------------------------------------------------
3. Maintain, modify, upgrade computer system as necessary;
computer programming for software modifications, reports, etc.          ***
--------------------------------------------------------------------------------
SUBTOTAL - PROFESSIONAL SERVICES - IMPLEMENTATION/ OPERATIONS           ***
================================================================================
OTHER DIRECT COSTS - Long Distance Travel (PA: 3 trips*3
persons*1 day/trip; FDA and/or other required software (annual subscription); Reproduction; Telephone Charges; Computer Usage
Costs; Postage/Delivery; Direct Supplies, etc.                          ***
================================================================================
TOTAL COSTS - YEAR 1                                                    ***
================================================================================

================================================================================
                  OPERATIONS - YEAR 2 (08/01/00) - 07/31/01)
================================================================================
                                     TASK                                 AMOUNT
--------------------------------------------------------------------------------
1. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
2. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
3. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
SUBTOTAL - PROFESSIONAL SERVICES - OPERATIONS                              ***
================================================================================
Other Direct Costs                                                         ***
================================================================================
TOTAL COSTS - YEAR 2 - OPERATIONS                                          ***
================================================================================
                   OPERATIONS - YEAR 3 (08/01/01 - 7/31/02)
--------------------------------------------------------------------------------
1. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
2. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
3. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
SUBTOTAL - PROFESSIONAL SERVICES - OPERATIONS                              ***
--------------------------------------------------------------------------------
Other Direct Costs                                                         ***
================================================================================
TOTAL COSTS - YEAR 3 - OPERATIONS                                          ***
================================================================================
                  OPERATIONS - YEAR 4  (08/01/02 - 07/31/03)
--------------------------------------------------------------------------------
1. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
2. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
3. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
SUBTOTAL - PROFESSIONAL SERVICES - OPERATIONS                              ***
--------------------------------------------------------------------------------
Other Direct Costs                                                         ***
================================================================================
TOTAL COSTS - YEAR 4 - OPERATIONS                                          ***
================================================================================

--------------------------------------------------------------------------------
                   OPERATIONS - YEAR 5 (08/01/03 - 07/31/04)
--------------------------------------------------------------------------------
1. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
2. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
3. Same as year 1.                                                         ***
--------------------------------------------------------------------------------
SUBTOTAL - PROFESSIONAL SERVICES - OPERATIONS                              ***
================================================================================
Other Direct Costs                                                         ***
================================================================================
TOTAL COSTS - YEAR 5 - OPERATIONS                                          ***
================================================================================

                                  SCHEDULE B

                                   PRODUCTS
                                   --------


                                      ***

                                   PRODUCTS
                                   --------


                                      ***

                                  SCHEDULE C

                                TYPE OF REPORTS

                                      ***

                                  SCHEDULE D

                           CERTIFICATES OF INSURANCE

                                  SCHEDULE E

                           ENDO OPERATING PROCEDURES



Postmarketing Safety Surveillance of Human Drugs

Product Information Call Center

Quality Assurance for the Product Information  Call Center

Quality Assurance Post Marketing Strategy Surveillance of Human Drugs

Literature Search, Retrieval and Review

All other ENDO Operating Procedures